Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements on Form S-3 (File Nos. 333-229624, 333-222916, 333-219726, 333-214883, 333-208679, and 333-201797) and Form S-8 (File Nos. 333-229625, 333-196067 and 333-169742) of S&W Seed Company of our report dated September 18, 2019 relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Crowe LLP

San Francisco, California

September 18, 2019